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                                                                   EXHIBIT 23(d)

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus for registering up to 776,202 shares of its Common Stock, up to 6,000,000 of 6.5% Preferred Securities and to the incorporation by reference therein of our report dated November 17, 1998, with respect to the consolidated financial statements of United Rentals, Inc. included in the Company's Current Report on Form 8-K dated December 15, 1998; our report dated January 23, 1998, with respect to the financial statements of Mission Valley Rentals, Inc. included in the Company's Current Report on Form 8-K/A dated February 4, 1998; our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998; and (i) our report dated April 20, 1998, except for Note 10, as to which the date is April 22, 1998, with respect to the combined financial statements of Valley Rentals, Inc., (ii) our report dated January 23, 1998, with respect to the financial statements of J&J Rental Services, Inc., (iii) our report dated January 19, 1998, with respect to the financial statements of Bronco Hi-Lift, Inc., (iv) our report dated April 22, 1998, with respect to the financial statements of Pro Rentals, Inc., (v) our report dated April 15, 1998, with respect to the combined financial statements of Able Equipment Rental, Inc., (vi) our report dated April 21, 1998, with respect to the combined financial statements of Channel Equipment Holding, Inc., (vii) our report dated April 22, 1998, with respect to the financial statements of ASC Equipment Company, Inc. and (viii) our report dated July 17, 1998, with respect to the combined financial statements of Adco Equipment, Inc. included in the Company's Current Report on Form 8-K dated December 24, 1998, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP

MetroPark, New Jersey
January 22, 1999